UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 24, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

67 W Easy Street Unit 115, Simi Valley CA 93065
(Address of principal executive offices)

805-309-0530
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 24, 2014, Kyle Winther resigned as chief executive officer of our company.

On March 24, 2014, we appointed Kyle Winther as chief operating officer and Andrew Birnbaum as chief executive officer of our company.

Mr. Birnbaum brings over 25 years of professional expertise to our company. He successfully created and ran a wide variety of companies and consulted to even more. In addition to his position as CEO with Systech Systems International (public), he ran Sonartec (a golf equipment company in a highly competitive market) with tremendous domestic presence in every major retailer and internationally facilitated distribution in 22 countries. His most recent accomplishment was the positioning and branding of an e-liquid company, taking them from barely $50k per month in revenue to now the company generating over $500k per month and a very strong industry name.

We are currently in the process of finalizing Mr. Birnbaum’s contract and compensation arrangements, and will report on that when completed.  There have been no transactions between our company and Andrew Birnbaum since our last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2014

VAPOR HUB INTERNATIONAL INC.

By:	/s/ Kyle Winther
Kyle Winther
Chief Operating Officer and Director

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